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                                                                     Exhibit 10

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 2, 2000, relating to the statement of assets and liabilities of Morgan Stanley Dean Witter New Discoveries Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Custodian and Independent Accountants" and "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
July 6, 2000